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                                                                    Exhibit 3(a)

                     THE PEOPLES GAS LIGHT AND COKE COMPANY

                        ACTION OF THE BOARD OF DIRECTORS
                      BY WRITTEN CONSENT IN LIEU OF MEETING

          The Board of Directors of the Company has taken the following action by unanimous Written Consent:

                    RESOLVED, That effective as of the close of business on August 7, 1996, the By-Laws of the Company be, and they hereby are, amended by replacing Section 7.1 of Article VII of the By-Laws in its entirety with the following:

                    SECTION 7.1. CONTRACTS AND OTHER INSTRUMENTS. All contracts or obligations of the Company shall be in writing and shall be signed either by the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Treasurer, or any other officer of the Company, agent, employee or attorney-in-fact as may be designated by the Board, the Chairman of the Board or the President pursuant to specific authorizations and, the seal of the Company may be attached thereto, duly attested by the Secretary or an Assistant Secretary, except contracts entered into in the ordinary course of business where the amount involved is less than Five Hundred Thousand Dollars ($500,000), and except contracts for the employment of servants or agents, which contracts so excepted may be entered into by the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Treasurer, or by such officers, agents, employees or attorneys-in-fact as the Chairman of the Board or the President may designate and authorize. Unless the Board shall otherwise determine and direct, all checks or drafts and all promissory notes shall be signed by two officers of the Company. When prescribed by the Board, bonds, promissory notes, and other obligations of the Company may bear the facsimile signature of the officer who is authorized to sign such instruments and, likewise, may bear the facsimile signature of the Secretary or an Assistant Secretary.

                    RESOLVED FURTHER, That the Secretary of the Company be, and he hereby is, directed to initial a copy

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          of the amended By-Laws presented at this meeting and place it with the important papers of this meeting.

          IN WITNESS WHEREOF, the Board of Directors of THE PEOPLES GAS LIGHT AND COKE COMPANY has executed this Written Consent as of August 6, 1996.


   /s/ Richard E. Terry                        /s/ James Hinchliff
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   /s/ J. Bruce Hasch                          /s/ Kenneth S. Balaskovits
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   /s/ Michael S. Reeves
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